EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of September 27, 1999 by and between OAKWOOD HOMES CORPORATION, a North Carolina corporation (the "Company"), and NICHOLAS J. ST. GEORGE ("Executive").

                              STATEMENT OF PURPOSE

         The Company desires to secure Executive's employment and participation in the business of the Company in the manner hereinafter specified and to make provision for payment of reasonable and proper compensation to Executive for such services. Executive is willing to be so employed by the Company and to perform the duties incident to such employment upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the aforesaid Statement of Purpose, the terms and provisions of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually consent, covenant, represent, warrant and agree as follows:

         1. Employment. During the term of this Agreement as provided in paragraph 2 below (the "Term"), the Company agrees to employ Executive, and Executive agrees to be employed by the Company, with the duties and responsibilities hereinafter set forth, subject to the other terms and conditions of this Agreement. Executive shall perform such services during regular business hours as may be assigned to him from time to time by the Chief Executive Officer of the Company or the Board of Directors of the Company.

         2. Term. This Agreement shall commence as of October 1, 1999 and shall terminate at the close of business on September 30, 2002, unless earlier terminated as follows:

         (i) Death. Executive's employment hereunder shall terminate automatically upon Executive's death.

         (ii) Disability. The Company may terminate Executive's employment hereunder upon the determination by the Company of the "Disability" (as defined below) of Executive, said termination to be effective as of the date of such determination.

         (iii) Cause. The Company may terminate Executive's employment hereunder at any time for "Cause" (as defined below) upon giving Executive notice of such termination, said termination to be effective as of the date specified in such notice.

For purposes of this Agreement, the following terms shall have the following meanings:

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         "CAUSE" means Executive's termination of employment with the Company as the result of (i) an act or acts of dishonesty on the part of Executive constituting a felony and resulting or intended to result in substantial gain or personal enrichment at the expense of the Company, or (ii) a willful and substantial breach by Executive of Executive's duties to the Company after written notice to Executive of such breach and failure to correct within thirty (30) days, which such breach has caused substantial injury to the Company. In no event shall Executive's termination of employment with the Company be considered to have been for Cause if such termination took place as a result of (i) Executive's bad judgment or negligence or (ii) any act or omission without intent of gaining a profit to which Executive was not legally entitled or
         (iii) any act or omission believed by Executive in good faith to have been in, or not opposed to, the interests of the Company.

         "DISABILITY" means "Disability" under and as defined in the Oakwood Homes Corporation Key Employee Stock Plan.

         3. Compensation and Benefits. Subject to the terms of this Agreement, and except as otherwise expressly provided herein, until the termination of Executive's employment hereunder, the Company shall pay compensation and provide benefits to Executive as follows:

         (i) Salary. The Company shall pay to Executive a base salary (the "Salary") at an annual rate of Two Hundred Thousand Dollars ($200,000). Salary shall be payable at such intervals as shall be in conformity with the Company's practices, as such practices shall be established or modified from time to time.

         (ii) Reimbursements for Incidental Expenses. The Company shall reimburse Executive for certain incidental expenses approved by the Company, which such reimbursements shall not exceed Twenty Thousand Dollars ($20,000) for each twelve (12) month period during the Term commencing on October 1 and ending on September 30.

         (iii) Employee Benefits. Executive shall be entitled to participate in such medical, dental, disability, hospitalization, life insurance, profit sharing and other benefit plans or programs as the Company shall maintain from time to time generally for the benefit of full-time employees of the Company, on the terms and subject to the conditions set forth in such plans or programs.

         (iv) Supplemental Retirement Benefits. The Company and Executive entered into an Amended and Restated Executive Retirement Benefit Agreement dated December 31, 1991 (the "Retirement Agreement"), pursuant to which Executive (or his beneficiary in the case of his death) may become eligible for certain benefits payable over a fifteen year period following his retirement from the Company or his death prior to retirement. The Retirement Agreement is hereby terminated. In lieu of the benefits

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                  Executive would have otherwise been entitled to under the
                  Retirement Agreement, the Company shall pay Executive one hundred eighty (180) monthly payments of Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($33,333.33) each commencing on the first day of the calendar month following the calendar month in which Executive's employment with the Company is terminated. Notwithstanding the foregoing, Executive may irrevocably elect at any time on or before January 31, 2000, on a form furnished by the Company, to be paid such supplemental retirement benefits in a single cash payment payable on or before (at the Company's option) December 31, 2000. The amount of such single cash payment shall equal the present value as of the month of payment of the monthly payments beginning April 1, 2000 calculated using a six percent (6%) discount rate. In the event of Executive's death prior to the payment of all amounts due to Executive under this paragraph 3(iv), the remaining payment(s) shall be made to such beneficiary(ies) as Executive may designate to the Company in writing as and when such payments would have otherwise been made to Executive had he not died.

         4.       Miscellaneous.

         (a) Payments of benefits under this Agreement shall be subject to any applicable payroll and withholding taxes.

         (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets which executes and delivers the agreement provided for in this paragraph 4(b) or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

         (c) The right of Executive to any compensation under this Agreement may not be assigned, pledged or transferred by Executive. To the extent Executive acquires a right to receive compensation under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and Executive.

         (d) Should any provision of this Agreement be declared invalid or unenforceable as a matter of law, such invalidity or unenforceability shall not affect or impair the validity or enforceability of any other provision of this Agreement or the remainder of this Agreement as a whole.

         (e) This Agreement constitutes the entire Agreement and sets forth all the terms of the understanding between the parties hereto with respect to the subject matter hereof, and any

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amendment, change or modification in any provision of this Agreement or any waiver of this Agreement shall be in writing signed by the parties hereto.

         (f) The section headings inserted in this Agreement are for convenience of reference only and shall not be deemed to have any legal effect whatsoever on the interpretation of this Agreement.

         (g) This Agreement shall be governed, enforced and construed according to the laws of the State of North Carolina.

         (h) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, and permitted successors and assigns.

         (i) No provision of this Agreement shall be deemed to restrict the absolute right of the Company, at any time, to sell or dispose of all or any part of its assets, or reconstitute the same into any one or more subsidiary corporations, or to merge, consolidate, sell or to otherwise dispose of said subsidiary corporation or any of the assets thereof.

         (j) This Agreement is executed in duplicate originals, one of which is being retained by each of the parties hereto, and each of which shall be deemed an original hereof.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                          OAKWOOD HOMES CORPORATION

                                          By: /s/ Dennis I. Meyer
                                             ---------------------
                                             Name: Dennis I. Meyer
                                                  ----------------
                                             Title: Director
                                                   ---------------


                                          EXECUTIVE:

                                          /s/ Nicholas J. St. George
                                          --------------------------
                                          Nicholas J. St. George